UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT PURSUANT TO SECTION 13 OR 15(d) OF
THE SECURITIES EXCHANGE ACT OF 1934

DATE OF REPORT (DATE OF EARLIEST EVENT REPORTED)
May 6, 2013 (May 1, 2013)

Commission File Number:  001-34269
_______________________

SHARPS COMPLIANCE CORP.
(Exact name of registrant as specified in its charter)

Delaware	74-2657168
(State or other jurisdiction of incorporation or organization)	(I.R.S. Employer Identification No.)

9220 Kirby Drive, Suite 500, Houston, Texas	77054
(Address of principal executive offices)	(Zip Code)

(713) 432-0300
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
Item 2.03 Creation of a Direct Financial Obligation or an Obligation Under an Off- Balance Sheet Arrangement of a Registrant.

On May 1, 2013, Sharps Compliance, Inc. (a wholly–owned subsidiary of Sharps Compliance Corp., herein referred to as the “Company”) executed a Credit Agreement (the “Restated Credit Agreement”) with Wells Fargo Bank, National Association (the “Bank”) which extends the maturity date of the Credit Agreement (the “Prior Agreement”) executed on July 15, 2010 from July 15, 2014 to July 15, 2015 and reduces the line from $5 million and $200,000. The Restated Credit Agreement, which was effective April 30, 2013, provides for a two-year, cash-collateralized $200,000 line of credit facility, the proceeds of which may be utilized for: (i) working capital, (ii) capital expenditures and (iii) letters of credit (up to $200,000).

The description of the Restated Credit Agreement contained herein is qualified in its entirety by reference to the Restated Credit Agreement, a copy of which is attached as Exhibit 10.1 to this Current Report on Form 8-K and is incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

10.1	Restated Credit Agreement effective April 30, 2013, by and between Sharps Compliance, Inc. and Wells Fargo Bank, National Association.

10.2	Revolving Line of Credit Note effective April 30, 2013, by and between Sharps Compliance, Inc. and Wells Fargo Bank, National Association.

10.3	Security Agreement effective April 30, 2013, by and between Sharps Compliance, Inc. and Wells Fargo Bank, National Association.

 SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

REGISTRANT:

Dated: May 6, 2013	Sharps Compliance Inc.
By: /s/ DIANA P. DIAZ
Vice President and Chief Financial Officer

Index to Exhibits

10.1	Restated Credit Agreement effective April 30, 2013, by and between Sharps Compliance, Inc. and Wells Fargo Bank, National Association.

10.2	Revolving Line of Credit Note effective April 30, 2013, by and between Sharps Compliance, Inc. and Wells Fargo Bank, National Association.

10.3	Security Agreement effective April 30, 2013, by and between Sharps Compliance, Inc. and Wells Fargo Bank, National Association.